Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-203851, 333-195663, 333-1888380, 333-181206, 333-174033, 333-166651, 333-159031, 333-149932, and 333-143094) and Form S-3 (Nos. 333-173416, and 333-164282) of Cavium, Inc. of our report dated February 22, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 22, 2016